Calculation of Filing Fee Tables
Table 1: Transaction Valuation
		Proposed Maximum Aggregate Value of Transaction	Fee Rate	Amount of Filing Fee
Fees to be Paid	1	$ 253,748,262.02	0.0001381	$ 35,042.63
Fees Previously Paid
	Total Transaction Valuation:	$ 253,748,262.02
	Total Fees Due for Filing:			$ 35,042.63
	Total Fees Previously Paid:			$ 0.00
	Total Fee Offsets:			$ 0.00
	Net Fee Due:			$ 35,042.63
Offering Note
[1]	(1) Calculated solely for the purpose of determining the filing fee in accordance with Rule 0-11 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The proposed maximum aggregate value of the transaction, calculated based on 25% of the net indebtedness of BKV-BPP Power, LLC, as of September 30, 2025, represents the sum of (i) $115,275,000.00, the maximum aggregate cash consideration estimated to be paid by BKV Corporation in connection with the completion of the transactions described in the accompanying information statement (the "Transaction") and (ii) $138,473,262.02, which is the product of (x) 5,321,801, the maximum aggregate number of shares of common stock, par value $0.01 per share, of BKV Corporation ("Common Stock") estimated to be issued by BKV Corporation in connection with the completion of the Transaction multiplied by (y) $26.02, which is the average of the high and low price per share of the Common Stock as reported on the New York Stock Exchange on December 16, 2025 (a specified date within five business days prior to the date of the accompanying information statement). (2) In accordance with Section 14(g) of the Exchange Act and Rule 0-11 of the Exchange Act, the filing fee was determined by multiplying the proposed maximum aggregate value of the transaction calculated in note (1) above by 0.00013810, the current fee rate.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A